SENIOR LOAN



                      AMENDED, RESTATED AND CONSOLIDATED
                        SENIOR SECURED PROMISSORY NOTE


$____________                                               New York, New York
                                                      As of December ___, 1997

          FOR VALUE RECEIVED VMS NATIONAL PROPERTIES, an Illinois general partnership, having an address at c/o MAERIL, Inc., One Insignia Financial Plaza, Greenville, South Carolina 29602 (hereinafter referred to as "BORROWER"), promises to pay to the order of MF VMS, L.L.C., a Delaware limited liability company, having an address c/o BlackRock Capital Finance L.P., 345 Park Avenue, New York, New York 10154 (hereinafter referred to as "LENDER"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of _____________________________________________________________
AND ________ DOLLARS ($____________) (the "NOTE FACE AMOUNT"), in lawful money of the United States of America with interest thereon to be computed from the date of this Amended, Restated and Consolidated Senior Secured Promissory Note (this "NOTE") at the Applicable Interest Rate (hereinafter defined), and to be paid as hereinafter provided.


                              A.  PAYMENT TERMS

          Borrower shall pay to Lender:

     (i) a payment of interest only in the amount of __________________________ and ______ Dollars ($______) calculated at the Applicable Interest Rate based on ________________________________________________________
          AND _______ DOLLARS ($_____________) (the "AGREED VALUATION AMOUNT") on January 1, 1998;

     (ii) a constant payment of $__________ (the "MONTHLY PAYMENT") on February 1, 1998 and on the first day of each calendar month (the "MONTHLY PAYMENT DATE") thereafter to and including January 1, 2008 (the "MATURITY DATE"); and

     (iii)the balance of the Note Face Amount then outstanding and all interest thereon shall be due and payable on the Maturity Date.


     Each of such payments shall be applied as follows:

     (i) First, to the payment of interest computed on the Agreed Valuation Amount at the Applicable Interest Rate; and

     (ii) The balance applied toward the reduction of the Note Face Amount and the Agreed Valuation Amount;

provided, however, so long as there shall not exist an Event of Default (hereinafter defined) remaining uncured, and provided, further, that Borrower simultaneously therewith prepays the then outstanding principal balance of the Related Junior Note (hereinafter defined) in accordance with the terms thereof, Borrower (and not any third party) may obtain a full and complete discharge of this Note, by paying to Lender, on any Monthly Payment Date from and after January 1, 2007 up to and including the Maturity Date, an amount equal to the sum of: (i) the unpaid principal balance of the Agreed Valuation Amount; plus
(ii) all accrued and unpaid amounts resulting from application of the Applicable Interest Rate to said unpaid principal balance of the Agreed Valuation Amount (together with such additional amounts provided in, and all paid in accordance with Article D hereof, collectively, the "REDUCED PAYOFF AMOUNT"). Upon Lender's receipt of such payment and satisfaction of the foregoing conditions,
(a) this Note shall be discharged without further liability, and (b) the Property (hereinafter defined) shall be released from the lien of the Security Instrument (hereinafter defined).

          The constant payment required hereunder is based on an amortization schedule of three hundred (300) months (the "AMORTIZATION TERM"). The first
(1st) interest accrual period hereunder shall commence on and include the date hereof and shall end on and include the last day of the present calendar month; unless principal is advanced on the last day of a month, in which case the first
(1st) interest accrual period shall consist of only such last day. Each interest accrual period thereafter shall commence on the first (1st) day of each calendar month during the term of this Note and shall end on and include the last day of such calendar month. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

          This Note is made and delivered pursuant to (and in accordance with) the Second Amended and Restated Plan of Reorganization of Borrower (the "PLAN") in the Chapter 11 bankruptcy proceeding, In re VMS National Properties (Bank. C.D. Cal., Case No. LA 91-65783-GM), as confirmed pursuant to an order dated March 12, 1993 of the United States Bankruptcy Court for the Central District of California (the "BANKRUPTCY COURT"), and as modified pursuant to a certain Order Clarifying Plan Provisions and Approving Refinancing of Debtor's Secured Obligations entered by the Bankruptcy Court on October 24, 1997 (the Plan, as amended by such order, the "BANKRUPTCY DOCUMENTS").



                                 B.  INTEREST


          The term "APPLICABLE INTEREST RATE" as used in this Note shall mean eight and fifty one-hundredths (50/100) percent (8.50%) per annum. Interest on the Agreed Valuation Amount shall be calculated in arrears on the basis of the actual number of days elapsed and a three hundred sixty (360) day year. Until the occurrence of an Event of Default, no interest shall accrue or be payable on the excess of the unpaid principal balance of the Note Face Amount over the unpaid balance of the Agreed Valuation Amount.


                         C.  DEFAULT AND ACCELERATION

          The whole of the Note Face Amount, together with all interest accrued and unpaid thereon and all other sums due under the Security Instrument and this Note (all such sums hereinafter collectively referred to as the "DEBT") shall without notice become immediately due and payable at the option of Lender if (i) the payments required under Sections L(2)(a), L(2)(c) and L(2)(d) hereof are not paid within five (5) days after an applicable Monthly Payment Date, or (ii) any other payment required in this Note is not paid within ten (10) days after written notice from the Lender notifying Borrower that the same is due or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument (hereinafter collectively an "EVENT OF DEFAULT"); provided, however, that no Event of Default shall be deemed to have occurred if and to the extent that Lender actually receives payment of the amounts required to be paid under Sections L(2)(a), L(2)(c) and L(2)(d) hereof within five (5) days after the applicable Monthly Payment Date as a payment of an Aggregate Operating Revenue Shortfall Amount (hereinafter defined) under one (1) or more of the Other Senior Notes (hereinafter defined); and provided, further, that there shall be no grace period for failure to pay the Reduced Payoff Amount on the Maturity Date. All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents (hereinafter defined) are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that it should become necessary to employ counsel to collect the Debt or to protect, sell or foreclose the security hereof, Borrower also agrees to pay reasonable attorneys' fees for the services of such counsel whether or not suit be brought.


                                D.  PREPAYMENT


          Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until January 1, 2007 (the "LOCK OUT TERMINATION DATE"). Beginning on the Lock Out Termination Date, provided no Event of Default exists, the principal balance of this Note may be prepaid prior to the Maturity Date, in whole but not in part, upon: (i) not less than 30 days and not more than 45 days prior written notice (the "PREPAYMENT NOTICE") to Lender specifying the Monthly Payment Date on which prepayment is to be made (the "PREPAYMENT DATE"); (ii) payment to Lender of the Reduced Payoff Amount; (iii) payment of all accrued and unpaid interest on the outstanding principal balance of the Reduced Payoff Amount to and including the Prepayment Date, together with a payment of all interest which would have accrued on the Reduced Payoff Amount to and including the first day of the calendar month immediately following the Prepayment Date, if such prepayment occurs on a date which is not the first day of a calendar month (the "SHORTFALL INTEREST PAYMENT"); and (iv) payment of all other sums then due under this Note, the Security Instrument and the Other Security Documents. If a Prepayment Notice is given by Borrower to Lender pursuant to this Article D, any principal balance of this Note and the other sums required under this Article D shall be due and payable on the Prepayment Date. In the event of any permitted partial prepayment of the principal balance of this Note pursuant to paragraph 3 or 6 of the Security Instrument, the amount of principal prepaid shall be applied to the principal last due under this Note and shall not release Borrower from the obligation to pay the Monthly Payments next becoming due under this Note and the Monthly Payment shall not be adjusted or recalculated as a result of such partial prepayment.

          If a Default Prepayment (defined herein) occurs, Borrower shall pay to Lender (i) the entire Debt (calculated using the Note Face Amount), plus (ii) the Prepayment Consideration (hereinafter defined). For the purposes of this Note, the term "PREPAYMENT CONSIDERATION" shall mean an amount equal to the greater of the following based upon the Agreed Valuation Amount: (A) one (1%) percent of the Agreed Valuation Amount; and (B) the present value of a series of payments each equal to the Payment Differential (hereinafter defined) and payable on each Monthly Payment Date over the remaining original term of this Note and on the Maturity Date discounted at the Reinvestment Yield (hereinafter defined) for the number of months remaining from the date prepayment is received (the "DEFAULT PREPAYMENT DATE") through and including the Maturity Date. The term "REINVESTMENT YIELD" as used herein shall be equal to the lesser of (a) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (b) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the Default Prepayment Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published). The term "PAYMENT DIFFERENTIAL" as used herein shall be equal to (x) the Applicable Interest Rate minus the Reinvestment Yield, divided by (y) 12 and multiplied by (z) the Agreed Valuation Amount (or such other amount being prepaid in order to reinstate the Debt, provided such amount does not exceed the Agreed Valuation Amount) on the Default Prepayment Date, provided that the Payment Differential shall in no event be less than zero. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount, and the basis of determination, of the required Prepayment Consideration. For purposes of this Note, the term "DEFAULT PREPAYMENT" shall mean a prepayment of any principal amount of this Note made during the continuance of any Event of Default or after an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.



                             E.  DEFAULT INTEREST

          Borrower does hereby agree that upon the occurrence of an Event of Default or upon the failure of Borrower to pay the Debt in full on the Maturity Date, Lender shall be entitled to receive and Borrower shall pay interest ("DEFAULT INTEREST") on the Note Face Amount at the rate (the "DEFAULT INTEREST RATE") of (i) the greater of (a) two percent (2%) per annum over the Prime Rate (hereinafter defined), as such Prime Rate shall change from time to time or (b) five percent (5%) per annum over the Applicable Interest Rate then in effect or
(ii) the maximum rate of interest which Borrower may by law pay, whichever is lower, to be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (calculated using the Note Face Amount). This charge shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. The term "PRIME RATE" as used in this Note shall mean the daily "prime rate" published in The Wall Street Journal from the date of the Event of Default, as such "prime rate" shall change from time to time. In the event The Wall Street Journal ceases to publish the "prime rate" then Lender shall select an equivalent publication which publishes such "prime rate"; and in the event such prime rates are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index.


                                 F.  SECURITY


          This Note is secured by (i) a certain Amended, Restated and Consolidated Senior Mortgage and Security Agreement of even date herewith (the "SECURITY INSTRUMENT") in an original principal amount equal to the Note Face Amount, covering certain premises located in Pulaski County, State of Arkansas and other property (collectively, the "PROPERTY"), as more particularly described therein and intended to be duly recorded in said County, (ii) a certain Amended, Restated and Consolidated Senior Assignment of Leases and Rents of even date herewith executed by Borrower in favor of Lender with respect to the Property (the "ASSIGNMENT OF LEASES"), (iii) the Other Security Documents (hereinafter defined), and (iv) the Other Senior Security Instruments (hereinafter defined) and the Amended, Restated and Consolidated Senior Assignments of Leases and Rents executed in connection therewith. The term "OTHER SECURITY DOCUMENTS" as used in this Note means, collectively, this Note, the Security Instrument, the Assignment of Leases and any and all other documents securing, evidencing, or guaranteeing all or any portion of the loan evidenced by this Note (the "LOAN"), or otherwise executed and/or delivered in connection with this Note and the Loan.

          As of the date of this Note, Lender is the owner and holder of those certain promissory notes described on SCHEDULE A annexed hereto (collectively, the "EXISTING NOTES"), which are secured by certain mortgages and deeds of trust (collectively, the "EXISTING SECURITY INSTRUMENTS") encumbering the fifteen (15) apartment building complexes (the "REMAINING COMPLEXES;" the Remaining Complexes other than the Property, collectively, the "OTHER ENCUMBERED PROPERTY") listed on said SCHEDULE A. Included among the Existing Notes are certain promissory notes which relate specifically to certain of the Existing Security Instruments which encumber the Property, as more particularly described on said SCHEDULE A (collectively, the "RELATED EXISTING NOTES"). Lender and Borrower hereby agree to consolidate the indebtedness evidenced by the Existing Notes into one (1) consolidated indebtedness in the amount of $182,101,926.00 (the "AGGREGATE INDEBTEDNESS AMOUNT"). In connection with such consolidation, Lender and Borrower hereby agree to sever the Aggregate Indebtedness Amount into thirty
(30) individual portions, which, from and after the date hereof, shall be evidenced by (i) fifteen (15) amended, restated and consolidated senior secured promissory notes (collectively, the "RESTATED SENIOR NOTES;" the Restated Senior Notes other than this Note, collectively, the "OTHER SENIOR NOTES"), and (ii) fifteen (15) amended, restated and consolidated junior secured promissory notes (collectively, the "RESTATED JUNIOR NOTES"), as more particularly described on SCHEDULE B annexed hereto. The Restated Senior Notes shall be secured by certain amended, restated and consolidated senior mortgages and/or deeds of trust (the "RESTATED SENIOR SECURITY INSTRUMENTS;" the Restated Senior Security Instruments other than the Security Instrument, collectively, the "OTHER SENIOR SECURITY INSTRUMENTS"), and the Restated Junior Notes shall be secured by certain amended, restated and consolidated junior mortgages and/or deeds of trust (the "RESTATED JUNIOR SECURITY INSTRUMENTS;" the Restated Junior Security Instruments other than the Related Junior Security Instrument, collectively, the "OTHER JUNIOR SECURITY INSTRUMENTS") encumbering the Remaining Complexes as senior and junior (subordinated) liens in the amounts set forth on SCHEDULE C annexed hereto. This Note is one (1) of the Restated Senior Notes, and together with the Related Junior Note (hereinafter defined), is a modification and restatement of and substitute for the indebtedness evidenced by the Related Existing Notes, and this Note and the Related Junior Note are intended to be a recast, restatement and replacement of the Related Existing Notes made as of the date hereof. On the date hereof, Borrower and Lender are also entering into that certain amended, restated and consolidated junior secured promissory note (the "RELATED JUNIOR NOTE") with respect to the Property. The Related Junior
Note is one (1) of the Restated Junior Notes. The Related Junior Note shall be secured by a certain amended, restated and consolidated junior mortgage or deed of trust (the "RELATED JUNIOR SECURITY INSTRUMENT"), which is one (1) of the Restated Junior Security Instruments. Borrower and Lender intend for the indebtedness evidenced by the Related Junior Note to be subordinate to the indebtedness evidenced hereby, and intend for the lien of the Related Junior Security Instrument to be subject and subordinate in all respects to the lien of the Security Instrument.

          Notwithstanding any provision in this Note, the Security Instrument, the Other Senior Security Instruments or any other agreement, document or instrument to the contrary, any default by Borrower under this Note shall not, by itself, constitute a default or Event of Default under the Other Senior Security Instruments or the Other Senior Notes, and Lender shall not be entitled by such failure to foreclose the Other Senior Security Instruments or accelerate the Other Senior Notes, it being the intent of the parties that this Note and the Security Instrument, on the one hand, and the Other Senior Security Instruments and the Other Senior Notes, on the other hand, shall not be "cross-defaulted."

          However, if the proceeds realized by Lender out of any enforcement of this Note, whether by judicial or non-judicial foreclosure, power of sale or other similar remedy, exceed the Note Face Amount and any additional amounts due to Lender under the provisions of this Note, then unless otherwise required by law, such excess proceeds may be retained by Lender, and, if so retained, shall be applied in such proportion as Lender shall determine in Lender's sole discretion to reduce the outstanding principal indebtedness of one (1) or more of the Other Senior Notes.


                              G.  SAVINGS CLAUSE

          This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.


                               H.  LATE CHARGE

          If any sum payable under this Note is not received by Lender within five (5) days after the date on which it is due, without taking into account or including within said five (5) day period any applicable notice or grace period, Borrower shall pay to Lender upon demand an amount equal to the lesser of (i) five percent (5%) of such unpaid sum or (ii) the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment and such amount shall be secured by the Security Instrument and the Other Security Documents. Nothing contained herein is intended to affect the rights of Lender in and to any Default Interest due to Lender pursuant to the provisions of paragraph E hereof entitled "Default Interest".


                              I.  MISCELLANEOUS

          This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several. The foregoing sentence, however, is not intended to affect the limited liability of any limited partner or stockholder of Borrower afforded by applicable partnership or corporate law. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representative, successors, successors-in-title, and assigns, whether by voluntary action of the parties or by operation of law.

          Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents.

          Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

          This Note shall be governed and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

          All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Security Instrument directed to the parties at their respective addresses as provided therein.

          BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE OTHER SECURITY DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.


                         J.  EXCULPATION

          Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instrument by any action or proceeding wherein a money judgment shall be sought against Borrower or any general or limited partner or member of Borrower (hereinafter collectively referred to as the "EXCULPATED PARTIES"), except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the Other Security Documents, and the interest in the Property, the Rents (as defined in the Security Instrument) and any other collateral given to Lender created by this Note, the Security Instrument and the Other Security Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against the Exculpated Parties only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Note and the Security Instrument, agrees that it shall not sue for, seek or demand any deficiency judgment against the Exculpated Parties in any such action or proceeding, under or by reason of or under or in connection with the Security Instrument, the Other Security Documents or this Note. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Security Instrument, the Other Security Documents or this Note; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of any guaranty made in connection with the Security Instrument, this Note, or the Other Security Documents; (iv) impair the right of Lender to obtain the appointment of a receiver upon the occurrence and continuance of an Event of Default; (v) impair the enforcement of the Assignment of Leases and Rents dated the date hereof given by Borrower to Lender executed in connection herewith;
(vi) impair the right of Lender to bring suit with respect to fraud or intentional misrepresentation by Borrower, the Exculpated Parties or any other person or entity in connection with the Security Instrument, this Note or the Other Security Documents; (vii) impair the right of Lender to obtain the Rents received by any of the Exculpated Parties after the occurrence and continuance of an Event of Default; (viii) impair the right of Lender to bring suit with respect to the Exculpated Parties' misappropriation of tenant security deposits or Rents collected in advance; (ix) impair the right of Lender to obtain insurance proceeds or condemnation awards due to Lender under the Security Instrument; (x) impair the right of Lender to enforce the provisions of sub-paragraphs 36(g) through 36(k), inclusive and paragraphs 34 and 35 of the Security Instrument against the Borrower (excluding the general and limited partners or members of Borrower); or (xi) impair the right of Lender to recover any part of the Debt from the Borrower (excluding the general and limited partners or members of Borrower) following the breach of any covenant contained in paragraphs 9 or 55 of the Security Instrument.

          Nothing herein shall be deemed to be a waiver of any rights which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code of file a claim for the full amount of the indebtedness secured by the Security Instrument or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instrument and other Documents executed and delivered in connection with the Loan.


          THIS NOTE, AND THE OTHER SECURITY DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN LENDER, BORROWER AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                     K.  SALE OF NOTE AND SECURITIZATION

          Borrower acknowledges that Lender may elect to sell this Note and the Other Senior Notes or participation therein or cause this Note to be included in a securitization (such sale and/or securitization, the "SECURITIZATION") of rated single or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in this Note, the Other Senior Notes, the Security Instrument and the Other Senior Security Instruments.


             L.  APPLICATION OF GROSS RECEIPTS FROM THE PROPERTY

          1. The following terms have the meanings set forth below (capitalized terms not defined herein shall have the meaning provided in the Security Instrument):

          "AGGREGATE OPERATING REVENUE SHORTFALL AMOUNT" shall mean on any Monthly Payment Date, the amount, if any, by which the aggregate amount of Gross Receipts from the Other Encumbered Property is less than the sum of the Basic Carrying Costs (hereinafter defined) required to be made by Borrower with respect to the Other Encumbered Property (pursuant to the terms of the Other Senior Notes) on such Monthly Payment Date.

          "BASIC CARRYING COSTS" shall mean, on any Monthly Payment Date, the aggregate amount of funds required to be paid by Borrower (or deposited by Borrower into an escrow or reserve account) with respect to the following: (i) the Taxes and Insurance Monthly Amount, (ii) the Monthly Payment under this Note, and (iii) the Monthly Deposit (as defined in the CapEx Reserve Agreement), required to be paid pursuant to the CapEx Reserve Agreement and such other reserves as otherwise required under the Other Security Documents.

          "CAPEX RESERVE AGREEMENT" shall mean that certain Multifamily Replacement Reserve and Security Agreement dated as of the date hereof, between Borrower and Lender, with respect to the Property.

          "GROSS RECEIPTS" shall mean, for any period, all revenues and receipts of every kind derived from or otherwise relating to the Property and all departments and parts thereof during such period (from both cash and credit transactions) from rental of rooms, stores, offices, exhibit or sales space of every kind; license, lease and concession fees and rentals; income from vending machines; health club membership fees; golf club membership dues; food and beverage sales (not including in any of the foregoing gross receipts of licensees, lessees and concessionaires); wholesale and retail sales of merchandise, service charges, and proceeds, if any, from business interruption or other loss of income insurance; excluding, however, (i) gratuities to employees of the Property, (ii) federal, state or municipal sales or use taxes or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services, (iii) any Net Award (as defined in the Security Instrument) in connection with a taking or condemnation of all or any portion of the Property (or any deed in lieu thereof), (iv) any amounts paid as a result of a claim under any of the Policies (as defined in the Security Instrument) required to be maintained by the Borrower pursuant to the Security Instrument (other than from rental loss or business interruption insurance), (v) charges or payments collected from patrons or guests for telephone, telegraph or other communication systems or other pass-through services to the extent such charges are remitted to the provider of such services, and (vi) security deposits, until forfeited.

          "MONTHLY OPERATING EXPENSE PAYMENT AMOUNT" shall mean, for any Monthly Payment Date, the amount of Operating Expenses (subject to the terms of Section 15(b) of the Security Instrument) for the calendar month immediately preceding the Monthly Payment Date in question.

          "OPERATING EXPENSES" shall mean, for any period, all expenditures by or on behalf of Borrower as and to the extent required to be expensed or allowed to be expensed and in fact expensed under generally accepted accounting principles during such period in connection with the ownership, operation, maintenance, repair or leasing of the Property, or have otherwise been approved in writing by Lender, including (i) fees payable under any Management Agreement in an amount not to exceed four percent (4%) of Rents (as defined below) actually collected during any monthly period; Insurance Premiums; bank charges; expenses for accounting, advertising, marketing, architectural services, utilities, extermination, cleaning, trash removal, window washing, landscaping and security; and reasonable and necessary legal expenses incurred in connection with the operation of the Property or in connection with the legal operation of Borrower and/or its constituent general partners; (ii) Taxes and Other Charges (as such terms are defined in the Security Instrument), excluding fines, penalties, interest or Taxes or Other Charges payable by reason of Maker's failure to pay an imposition timely; (iii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of Borrower engaged in the repair, operation or maintenance of the Property; (iv) the cost of routine interior and exterior maintenance, repairs and minor alterations; (v) departmental expenses incurred at departments within the Property; (vi) reasonable administrative and general expenses for all of Borrower and its constituent general partners; (vii) the cost of inventories and fixed asset supplies consumed in the operation of the Property; (viii) a reasonable reserve for uncollectible accounts; (ix) reasonable costs and fees of independent professionals, technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder; (x) cost of attendance by employees at training and manpower development programs; (xi) association dues; (xii) costs of making reservations at or for the Property; (xiii) fees under any franchise agreement; (xiv) computer processing charges; and (xv) operational equipment and other lease payments as approved by Payee; provided that Operating Expenses will not include debt service on this Note, capital expenditures, non-cash items such as depreciation and amortization or any extraordinary one-time expenditures not considered operating expenses under generally accepted accounting principles. For the purposes of this definition of the term "Operating Expenses", the term "Rents" shall mean the following items, collectively, collected during any monthly period: (A) tenant rentals pursuant to tenant leases; (B) cleaning, security and damage deposits forfeited by tenants; (C) net income from laundry and vending machines; (D) parking income; (E) income from utility bill-backs to tenants; (F) clubhouse income; (G) proceeds from rental interruption insurance; and (H) any other sums and charges collected in connection with termination of the tenant leases. It is expressly understood that rent for such purposes shall not include: (i) tenant security deposits; (ii) the proceeds, if any, payable to Borrower from the sale, refinancing or other disposal of all or any part of the Property; (iii) the proceeds payable to Borrower by reason of any hazard insurance policies, title insurance policies, or terms of a similar nature; (iv) the proceeds of any taking by condemnation or eminent domain by a public or quasi-public authority of all or any part of the Property; (v) any reversal of any contingency for tax or insurance reserves; (vi) interest on security deposits; or (vii) refunds of any taxes, water, sewer, electric charges or any other extraordinary income.

          "PERMITTED JUNIOR INDEBTEDNESS" shall mean the indebtedness evidenced by the Restated Junior Notes and secured by the Restated Junior Security Instruments, or any debt which refinances such junior indebtedness.

          "TAXES AND INSURANCE MONTHLY AMOUNT" shall mean, on each Payment Date, the aggregate amount of (i) one-twelfth (1/12) of the Taxes and Other Charges (as such terms are defined in the Security Instrument) that Lender estimates will be payable during the next twelve (12) months (the "TAX MONTHLY AMOUNT") in order for Borrower to accumulate sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective due dates, and
(ii) one-twelfth (1/12) of the Insurance Premiums (the "INSURANCE PREMIUM MONTHLY AMOUNT") that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order for Borrower to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies.

          "UNSATISFIED DEFICIENCY JUDGMENTS" shall mean any amounts owing to Lender relating to any deficiency owing to Lender as a result of any judicial or non-judicial foreclosure of one (1) or more of the Other Senior Security Instruments.

          2. On each Monthly Payment Date, Borrower shall apply Gross Receipts received since the immediately preceding Monthly Payment Date, in the following amounts, for the following purposes, and in the following order of priority:

               (a) in an amount equal to the Taxes and Insurance Monthly Amount as follows:

                    (i) the Tax Monthly Amount, to be deposited by Borrower into the Escrow Funds to be held and disbursed by Lender in accordance with the last paragraph of this Section L(2) and the Security Instrument, and

                    (ii) the Insurance Premium Monthly Amount, to be paid by
                         Borrower as its monthly premiums of all insurance policies required to be maintained pursuant to the terms of the Security Instrument; provided, however, that if Borrower discontinues paying for its insurance on a monthly basis, Borrower shall commence to pay the Insurance Premium Monthly Amount to Lender, to be deposited into the Escrow Funds to be held and disbursed by Lender in accordance with the last paragraph of this Section L(2);

               (b) to the payment of the Monthly Operating Expense Payment Amount with respect to the month in which such Monthly Payment Date occurs;

               (c)  to the payment to Lender of:

                    (i)  first, the Monthly Payment, then due and payable, and

                    (ii) second, any other Debt then due and payable;

               (d) to the Reserve (as defined in the CapEx Reserve Agreement), in the amount of the Monthly Deposit, together with such other reserves as are required under the Other Security Documents;

               (e) to the payment to Lender of the Aggregate Operating Revenue Shortfall Amount, if any;

               (f) to the payment to Lender of any Unsatisfied Deficiency Judgments then outstanding; and

               (g) the balance, to the holder of the Permitted Junior Indebtedness in satisfaction of any amount payable in connection therewith.

          Borrower hereby pledges to Lender and grants to Lender a security interest in any and all monies now or hereafter collected for the Tax Monthly Amount and Insurance Monthly Amount as additional security for the payment of this Note and the other Restated Senior Notes (collectively the "ESCROW FUNDS"). Lender will apply the Tax Monthly Amount and Insurance Monthly Amount collected in the Escrow Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to this Section and in accordance with the terms of the Security Instrument. In making any payment out of the Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount deposited into the Escrow Fund shall exceed the amounts due for Taxes and Other Charges and Insurance Premiums pursuant to this Section, Lender shall return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If at any time Lender determines that the funds on deposit in the Escrow Fund are not or will not be sufficient to pay the items set forth in clauses 2(a)(i) and 2(a)(ii) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and Other Charges and/or expiration of the Policies, as the case may be. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender, provided that the Escrow Fund shall be held in an interest bearing account. Lender shall have no responsibility or liability for the amount of interest earned on the Escrow Fund. All interest earned on the funds in the Escrow Fund shall be added to and become part of the Escrow Fund and shall be for the benefit of Borrower, subject to Lender's rights pursuant to the terms of this Note. All earnings or interest on the Escrow Fund shall be disbursed as provided in this section.

          3.   Borrower hereby acknowledges and agrees that in accordance with
Section 2(e) of this Article L, Gross Receipts from the Property shall be available to pay Basic Carrying Costs in connection with the Other Encumbered Property.

          4. Notwithstanding any provision of this Note to the contrary, upon the occurrence of an Event of Default, Lender (or its agent), to the extent permitted under applicable law without adversely affecting the other rights and remedies provided to Lender under this Note or the Other Security Documents, may apply any funds then held by, or thereafter received by, Lender in accordance with any of the Other Security Documents in such order as Lender in its sole discretion shall determine, to (a) the payment of (i) principal and interest payments on this Note, (ii) the other Debt, (iii) principal and interest on the Other Senior Notes, and (iv) payment of any other indebtedness secured by the Other Senior Security Instruments, until all such amounts are paid in full, and
(b) to preserve the Property or the Other Encumbered Property.

          5. Nothing in this Article L shall limit, reduce or otherwise affect Borrower's obligations to make payments of the Monthly Payment or payments of the Taxes and Insurance Monthly Amount, or the Monthly Deposit or any other payments (or deposits) of any other amounts due hereunder and under the Other Security Documents, whether or not Gross Receipts are available in sufficient amounts to fund such payments.

          IN WITNESS WHEREOF, Borrower and Lender have duly executed this Note under seal as of the day and year first above written.

                         BORROWER:

                         VMS NATIONAL PROPERTIES,
                         an Illinois general partnership

                         By: VMS NATIONAL RESIDENTIAL PORTFOLIO I, an Illinois limited partnership, its general partner

                              By: MAERIL, INC., a Delaware corporation, its general partner


                                   By:_____________________________
                                         Name:
                                         Title: Vice President

                         By: VMS NATIONAL RESIDENTIAL PORTFOLIO II, an Illinois limited partnership, its general partner

                              By: MAERIL, INC., a Delaware corporation, its general partner


                                   By:_____________________________
                                         Name:
                                         Title:   Vice President


                         LENDER:

                         MF VMS, L.L.C.,
                         a Delaware limited liability company

                         By:  BlackRock Capital Finance L.P.,
                              its managing member

                              By:  BlackRock Asset Investors,
                                   its general partner


                                   By:________________________
                                        Name:
                                        Title:







This instrument prepared by:

Robert L. Golub, Esq.
Sidley & Austin
875 Third Avenue
New York, New York 10022